UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2026, FrontView REIT, Inc., a Maryland corporation (the “Company”), issued an aggregate of 200,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for $100.00 per share for gross proceeds of approximately $20.0 million to Maewyn FVR II LP, Rebound Investment, LP and Petrus Special Opportunities Fund, L.P. (f/k/a Petrus Special Situations Fund, L.P.) (collectively, the “Purchasers”). The offer, sale and issuance of the Series A Preferred Stock was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as
amended, and Rule 506 of Regulation D promulgated thereunder. The Company relied on these exemptions from registration based in part on the nature of the transaction and the representations made by the Purchasers in the
Investment Agreement, dated November 18, 2025, by and among the Company and the Purchasers (the “Investment Agreement”).

The terms of the Series A Preferred Stock and Investment Agreement have been previously disclosed in the Company’s Current Report on Form 8-K filed on November 18, 2025, which disclosure is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	September 30, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer and Secretary